Exhibit m (3) under Form N-1A
                                              Exhibit 1 under Item 601/Reg. S-K

                           Amendment #1 to EXHIBIT A
                                     to the
                               Distribution Plan

                  FEDERATED INTERMEDIATE GOVERNMENT FUND, INC.
                          INSTITUTIONAL SERVICE SHARES

         This Amendment #1 to Exhibit A to the Distribution Plan is adopted as of the 15th day of November, 2007, by Federated Intermediate Government Fund, Inc. with respect to the Institutional Service Shares of the Corporation set forth above.

         As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.05 of 1% of the average aggregate net asset value of the Institutional Service Shares of Federated Intermediate Government Fund, Inc. held during the month.

         Witness the due execution hereof this 1st day of December, 2007.



                                     FEDERATED INTERMEDIATE GOVERNMENT FUND,
                                     INC.


                                     By:  /s/ J. Christopher Donahue
                                     Name:  J. Christopher Donahue
                                     Title:  President